Exhibit 99.2

The Dow Chemical Company and its consolidated subsidiaries (“Historical Dow” prior to separation and “TDCC” after separation) and Dow Inc. (together with TDCC, "Dow") are furnishing supplemental cash flow information by quarter for 2017, 2018 and first quarter of 2019. The supplemental cash flow information reflects the treatment of Historical Dow’s agricultural sciences business and specialty products business as discontinued operations and the common control acquisition of E. I. du Pont de Nemours and Company and its consolidated subsidiaries' ("Historical DuPont") ethylene and ethylene copolymers businesses (other than its ethylene acrylic elastomers business) from August 31, 2017, the date on which Historical Dow and Historical DuPont merged (the "Merger"). This supplemental cash flow information is for informational purposes only and is not necessarily indicative of what Dow’s cash flows actually would have been had the Merger, internal reorganization and business realignment, separation, distribution and other related transactions been completed as of the dates indicated below. In addition, the supplemental cash flow information does not purport to project the future cash flows of Dow.

Supplemental Cash Flow Information (Unaudited)	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Operating Activities
Cash provided by (used for) operating activities - continuing operations	$(1,204)	$(2,550)	$99	$(2,788)	$(6,443)	$744	$760	$203	$1,389	$3,096	$1,043
Cash provided by (used for) operating activities - discontinued operations	(318)	1,053	734	45	1,514	(734)	1,023	528	341	1,158	338
Cash provided by (used for) operating activities	(1,522)	(1,497)	833	(2,743)	(4,929)	10	1,783	731	1,730	4,254	1,381
Investing Activities
Cash provided by (used for) investing activities - continuing operations	1,103	2,032	2,188	1,470	6,793	(63)	(277)	(767)	(719)	(1,826)	(464)
Cash provided by (used for) investing activities - discontinued operations	(10)	(15)	(92)	842	725	(43)	(69)	(91)	(166)	(369)	(34)
Cash provided by (used for) investing activities	1,093	2,017	2,096	2,312	7,518	(106)	(346)	(858)	(885)	(2,195)	(498)
Financing Activities
Cash used for financing activities - continuing operations	(205)	(442)	(889)	(1,739)	(3,275)	(990)	(1,579)	(1,308)	(1,474)	(5,351)	(615)
Cash provided by (used for) financing activities - discontinued operations	(52)	9	22	(29)	(50)	(17)	(26)	(1)	(9)	(53)	(18)
Cash used for financing activities	(257)	(433)	(867)	(1,768)	(3,325)	(1,007)	(1,605)	(1,309)	(1,483)	(5,404)	(633)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	56	152	115	(3)	320	100	(168)	9	(40)	(99)	30
Summary
Increase (decrease) in cash, cash equivalents and restricted cash	(630)	239	2,177	(2,202)	(416)	(1,003)	(336)	(1,427)	(678)	(3,444)	280
Cash, cash equivalents and restricted cash at beginning of period	6,624	5,994	6,233	8,410	6,624	6,208	5,205	4,869	3,442	6,208	2,764
Cash, cash equivalents and restricted cash at end of period	$5,994	$6,233	$8,410	$6,208	$6,208	$5,205	$4,869	$3,442	$2,764	$2,764	$3,044
Less: Restricted cash and cash equivalents, included in "Other current assets"	146	15	15	19	19	18	45	31	40	40	43
Cash and cash equivalents at end of period	$5,848	$6,218	$8,395	$6,189	$6,189	$5,187	$4,824	$3,411	$2,724	$2,724	$3,001

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Non-GAAP Measures
Cash Flows from Operating Activities - Excluding Impact of ASU 2016-15
Dow calculates cash flows from operating activities - excluding the impact of ASU 2016-15 as cash provided by (used for) operating activities - continuing operations, excluding the impact of Accounting Standards Update ("ASU") 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" and related interpretive guidance. Management believes this non-GAAP financial measure is relevant and meaningful as it presents cash flows from operating activities inclusive of all trade accounts receivable collection activity, which Dow utilizes in support of its operating activities.

Free Cash Flow
Dow defines free cash flow as cash flows from operating activities - excluding impact of ASU 2016-15 less capital expenditures. Under this definition, free cash flow represents the cash generated by Dow from operations after investing in its asset base. Free cash flow, combined with cash balances and other sources of liquidity, represent the cash available to fund obligations and provide returns to shareholders. Free cash flow is an integral financial measure used in Dow's financial planning process.

These financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as alternatives to U.S. GAAP financial measures of performance. All companies do not calculate non-GAAP financial measures in the same manner and, accordingly, Dow's definitions may not be consistent with the methodologies used by other companies.

Reconciliation of Non-GAAP Measures	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Cash provided by (used for) operating activities - continuing operations (GAAP)	$(1,204)	$(2,550)	$99	$(2,788)	$(6,443)	$744	$760	$203	$1,389	$3,096	$1,043
Impact of ASU 2016-15 and related interpretive guidance	1,997	2,835	2,157	2,473	9,462	445	211	1	—	657	—
Cash flows from operating activities - excluding impact of ASU 2016-15 (Non-GAAP)	$793	$285	$2,256	$(315)	$3,019	$1,189	$971	$204	$1,389	$3,753	$1,043
Capital expenditures	(704)	(724)	(575)	(804)	(2,807)	(379)	(489)	(577)	(646)	(2,091)	(442)
Free cash flow (Non-GAAP)	$89	$(439)	$1,681	$(1,119)	$212	$810	$482	$(373)	$743	$1,662	$601

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